                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          NEW BEVERLY HOLDINGS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                              62-1691861
     ------------------------                 -------------------
     (State of incorporation                  (I.R.S. Employer
     or organization)                         Identification No.)

                        5111 Rogers Avenue, Suite 40-A
                     Fort Smith, Arkansas          72919
               -------------------------------------------------
              (Address of principal executive offices) (zip code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered

Common Stock, $0.10 Par Value                  New York Stock Exchange
                                               Pacific Exchange

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                               ------------------
                                (Title of class)
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Item 1:   Description of Registrant's Securities to be Registered.

          The description of such securities is hereby incorporated by reference to the material set forth under the caption "Description of New Beverly Capital Stock" in the Prospectus which constitutes a part of the Registration
Statement on Form S-1, File No. 333-28521, under the Securities Act of 1933, as amended (the "Registration Statement").

Item 2:   Exhibits.


Exhibit
Number                   Description
------                   -----------
3.1            -- Certificate of Incorporation of New Beverly Holdings,
                  Inc. dated April 15, 1997 (incorporated by reference to
                  Exhibit 3.1 to New Beverly Holdings, Inc.'s Registration
                  Statement on Form S-1 filed June 4, 1997 (File No.
                  333-28521)).

3.2            -- Amended Certificate of Incorporation of New Beverly
                  Holdings, Inc. dated May 29, 1997 (incorporated by reference to Exhibit 3.2 to New Beverly Holdings, Inc.'s
                  Registration Statement on Form S-1 filed June 4, 1997
                  (File No. 333-28521)).

3.3            -- Bylaws of New Beverly Holdings, Inc. (incorporated by
                  reference to Exhibit 3.4 to New Beverly Holdings, Inc.'s
                  Registration Statement on Form S-1 filed June 4, 1997
                  (File No. 333-28521)).

4.1            -- Indenture dated as of February 1, 1996 between Beverly
                  Enterprises, Inc. and Chemical Bank, as Trustee, with respect to Beverly Enterprises, Inc.'s 9% Senior Notes due February 15, 2006 (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995).

4.2            -- Form of Second Supplemental Indenture dated        , 1997
                  between Beverly Enterprises, Inc., New Beverly Holdings,
                  Inc., certain subsidiaries of Beverly Enterprises, Inc. as guarantors and The Chase Manhattan Bank, as Trustee, with
                  respect to Beverly's 9% Senior Notes due February 15, 2006
                  (incorporated by reference to Exhibit 4.2 to Beverly
                  Enterprises, Inc.'s and New Beverly Holdings, Inc's (and
                  additional Co-Registrants') Registration Statement on Form
                  S-4 filed on September 8, 1997 (File Nos. 333-25137 and
                  333-35137-01)).

4.3            -- Indenture dated as of March 15, 1983 between Beverly
                  Enterprises and Manufacturers Hanover Trust Company, Trustee with respect to Beverly's 7 5/8% Convertible Subordinated
                  Debentures due March 15, 2003 (incorporated by reference to
                  Exhibit 4.2 to Beverly's Registration Statement on Form S-3 dated March 10, 1983 (File No. 2-82266)).


                              SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              NEW BEVERLY HOLDINGS, INC.
                              (Registrant)

                              By: /s/ Scott Tabakin

                              Name:  Scott Tabakin

                              Title:  Executive Vice President,
                                      Chief Financial Officer and Director

Date:  October 15, 1997

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                              INDEX TO EXHIBITS

Exhibit
Number                   Description
------                   -----------
3.1            -- Certificate of Incorporation of New Beverly Holdings,
                  Inc. dated April 15, 1997 (incorporated by reference to
                  Exhibit 3.1 to New Beverly Holdings, Inc.'s Registration
                  Statement on Form S-1 filed June 4, 1997 (File No.
                  333-28521)).

3.2            -- Amended Certificate of Incorporation of New Beverly
                  Holdings, Inc. dated May 29, 1997 (incorporated by reference to Exhibit 3.2 to New Beverly Holdings, Inc.'s
                  Registration Statement on Form S-1 filed June 4, 1997
                  (File No. 333-28521)).

3.3            -- Bylaws of New Beverly Holdings, Inc. (incorporated by
                  reference to Exhibit 3.4 to New Beverly Holdings, Inc.'s
                  Registration Statement on Form S-1 filed June 4, 1997
                  (File No. 333-28521)).

4.1            -- Indenture dated as of February 1, 1996 between Beverly
                  Enterprises, Inc. and Chemical Bank, as Trustee, with respect to Beverly Enterprises, Inc.'s 9% Senior Notes due February 15, 2006 (incorporated by reference to Exhibit 4.1 to Beverly Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995).

4.2            -- Form of Second Supplemental Indenture dated       , 1997
                  between Beverly Enterprises, Inc., New Beverly Holdings,
                  Inc., certain subsidiaries of Beverly Enterprises, Inc. as guarantors and The Chase Manhattan Bank, as Trustee, with
                  respect to Beverly's 9% Senior Notes due February 15, 2006.
                  (incorporated by reference to Exhibit 4.2 to Beverly
                  Enterprises, Inc.'s and New Beverly Holdings, Inc's (and
                  additional Co-Registrants') Registration Statement on Form
                  S-4 filed on September 8, 1997 (File Nos. 333-25137 and
                  333-35137-01)).

4.3            -- Indenture dated as of March 15, 1983 between Beverly
                  Enterprises and Manufacturers Hanover Trust Company, Trustee with respect to Beverly's 7 5/8% Convertible Subordinated
                  Debentures due March 15, 2003 (incorporated by reference to
                  Exhibit 4.2 to Beverly's Registration Statement on Form S-3 dated March 10, 1983 (File No. 2-82266)).
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